UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 8, 2018

BERRY GLOBAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	1-35672	20-5234618
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Oakley Street
Evansville, Indiana 47710
 (Address of principal executive offices / Zip Code)

(812) 424-2904
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On January 8, 2018, Jonathan D. Rich informed Berry Global Group, Inc. (the "Company") of his retirement as Executive Chairman of the Board and as a member of the Board of Directors effective February 1, 2018.  On January 8, 2018, the Board of Directors unanimously elected Thomas E. Salmon to succeed Dr. Rich as Chairman of the Board, effective as of February 1, 2018.

Mr. Salmon, has been Chief Executive Officer of the Company and a member of the Board of Directors since February 2017. Prior to becoming Chief Executive Officer of the Company, Mr. Salmon served as President and Chief Operating Officer of the Company since October 2016. He previously served as President of the Company's Consumer Packaging Division from November 2015 until October 2016, President of the Company's Rigid Closed Top Division from November 2014 until November 2015, and President of the Company's Engineered Materials Division from 2003 until November 2014.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated January 12, 2018.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BERRY GLOBAL GROUP, INC.
(Registrant)

Dated: January 12, 2018	By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President, Chief Legal Officer and Secretary